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                                                                    Exhibit 23.1


                      Consent of Independent Accountants


The Board of Directors
C-COR.net Corp.:

We consent to the incorporation by reference herein of our report dated March 10, 2000, with respect to the restated consolidated balance sheets of C-COR.net Corp. as of June 25, 1999 and June 26, 1998, and the related restated consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999, and the related restated financial statement schedule, which report appears in the June 25, 1999 annual report on Form 10-K/A (Amendment No. 2) of C-COR.net Corp.

We also consent to the incorporation by reference herein of our report dated March 10, 2000, with respect to the supplemental consolidated balance sheets of C-COR.net Corp. as of June 25, 1999 and June 26, 1998, and the related supplemental consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999, which report appears in the Form 8-K/A of C-COR.net Corp. dated February 18, 2000.
The supplemental consolidated financial statements give retroactive effect to the merger of C-COR.net Corp. and Worldbridge Broadband Services, Inc. which occurred on February 18, 2000, which has been accounted for using the pooling-of-interests method of accounting.

We also consent to the incorporation by reference herein of our report dated May 28, 1999, with respect to the consolidated balance sheets of Convergence.com Corporation as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the Form 8-K/A of C-COR.net Corp. dated July 9, 1999.

We also consent to the incorporation by reference herein of our report dated July 30, 1999, except as to Note 2, which is as of August 4, 1999, with respect to the balance sheets of Silicon Valley Communications, Inc. (formerly Qualop Systems Corporation) as of June 25, 1999 and June 30, 1998, and the related statements of operations, shareholders' (deficit) equity and cash flows for the years then ended, which report appears in the Form 8-K (as amended by Form 8-K/A) of C-COR.net Corp. dated September 17, 1999.

We also consent to the incorporation by reference herein of our report dated February 18, 2000, with respect to the balance sheets of Worldbridge Broadband Services, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the Form 8-K/A of C-COR.net Corp. dated February 18, 2000.


/s/ KPMG LLP

Philadelphia, Pennsylvania
August 11, 2000